                                                           Exhibit No. 28(ii)(b)

                                   FORM 11-K


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549

(Mark One)

[X]  ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES
     EXCHANGE ACT OF 1934

For the fiscal year ended             September 30, 1995
                          --------------------------------------------------

                            OR

[ ] TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from ____________________ to _______________________

Commission file number                         1-2116
                       -------------------------------------------------------





               RETIREMENT SAVINGS PLAN FOR HOURLY-PAID EMPLOYEES
                      OF ARMSTRONG WORLD INDUSTRIES, INC.
                           (Full title of the Plan)



                       ARMSTRONG WORLD INDUSTRIES, INC.
                         Liberty and Charlotte Streets
                        Lancaster, Pennsylvania  17604
              (Name of issuer of the securities held pursuant to
          the Plan and the address of its principal executive office)

                                                                  Page No.
                                                                  -------

Item 1.  Statements of Net Assets                                    4
         ------------------------

         September 30, 1995 and 1994


Item 2.  Statements of Changes in Plan Equity                        5-7
         ------------------------------------

         (a)  Year ended September 30, 1995
         (b)  Year ended September 30, 1994
         (c)  Year ended September 30, 1993



Notes to Financial Statements                                        8-11
-----------------------------

Item 3.  Independent Auditors' Report                               12
         ----------------------------


Exhibits
--------

24.  Consent of Independent Auditors

                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the members of the committee constituting the administrator which administers the plan have duly caused this annual report to be signed by the undersigned hereunto duly authorized.


                                RETIREMENT SAVINGS PLAN FOR HOURLY-PAID
                                EMPLOYEES OF ARMSTRONG WORLD INDUSTRIES, INC.



March 25, 1996                  By:/s/ E. Allen Deaver
                                   --------------------------------------
                                   E. Allen Deaver
                                   Chairman of the Retirement Committee

               RETIREMENT SAVINGS PLAN FOR HOURLY-PAID EMPLOYEES
                      OF ARMSTRONG WORLD INDUSTRIES, INC.
                           Statements of Net Assets
                          September 30, 1995 and 1994


                                                                  1995

                                Commingled      Specialized       Money         Fixed Income     Armstrong
                                Equity Fund     Equity Fund     Market Fund         Fund        Stock Fund
                                ----------      -----------     -----------     -----------     -----------
Assets:

Investments in master trust
at fair value (note 3)          $5,767,464      $11,315,817     $540,741        $52,340,946     $10,507,047
                                ----------      -----------     --------        -----------     -----------

  Total assets                  $5,767,464      $11,315,817     $540,741        $52,340,946     $10,507,047
                                ----------      -----------     --------        -----------     -----------

Plan equity                     $5,767,464      $11,315,817     $540,741        $52,340,946     $10,507,047
                                ==========      ===========     ========        ===========     ===========


                                   "OTC"           Asset         Asset Mgr.      Asset Mgr.          Loan
                                Portfolio Fd.   Manager Fund    Income Fund     Growth Fund     Portfolio Fund          Total
                                -------------   ------------    -----------     -----------     --------------          -----

Assets:

Investments in master trust
at fair value (note 3)          $657,654        $850,760        $103,847        $733,731        $2,381,480              $85,199,487
                                ----------      -----------     --------        -----------     -----------             -----------

  Total assets                  $657,654        $850,760        $103,847        $733,731        $2,381,480              $85,199,487
                                ----------      -----------     --------        -----------     -----------             -----------

Plan equity                     $657,654        $850,760        $103,847        $733,731        $2,381,480              $85,199,487
                                ==========      ===========     ========        ===========     ===========             ===========


                                                                  1994

                                Commingled      Specialized       Money         Fixed Income     Armstrong
                                Equity Fund     Equity Fund     Market Fund         Fund        Stock Fund
                                ----------      -----------     -----------     -----------     -----------
Assets:

Investments in master trust
at fair value (note 3)          $4,339,507      $8,048,324      $388,854        $46,899,355     $7,897,890
                                ----------      -----------     --------        -----------     -----------

  Total assets                  $4,339,507      $8,048,324      $388,854        $46,899,355     $7,897,890
                                ----------      -----------     --------        -----------     -----------

Plan equity                     $4,339,507      $8,048,324      $388,854        $46,899,355     $7,897,890
                                ==========      ===========     ========        ===========     ===========



                                   "OTC"           Asset         Asset Mgr.      Asset Mgr.          Loan
                                Portfolio Fd.   Manager Fund    Income Fund     Growth Fund     Portfolio Fund          Total
                                -------------   ------------    -----------     -----------     --------------          -----
Assets:

Investments in master trust
at fair value (note 3)          $451,130        $665,191        $79,890         $813,150        $1,899,989              $71,483,280
                                ----------      -----------     --------        -----------     -----------             -----------

  Total assets                  $451,130        $665,191        $79,890         $813,150        $1,899,989              $71,483,280
                                ----------      -----------     --------        -----------     -----------             -----------

Plan equity                     $451,130        $665,191        $79,890         $813,150        $1,899,989              $71,483,280
                                ==========      ===========     ========        ===========     ===========             ===========

See accompanying notes to financial statements.

               RETIREMENT SAVINGS PLAN FOR HOURLY-PAID EMPLOYEES
                      OF ARMSTRONG WORLD INDUSTRIES, INC.
                      Statements of Changes in Plan Equity
                 Years Ended September 30, 1995, 1994, and 1993

                                     1995

                                        Commingled    Specialized      Money      Fixed Income    Armstrong
                                        Equity Fund   Equity Fund   Market Fund       Fund        Stock Fund
                                        ----------    -----------   -----------       ----        -----------
Plan equity at October 1, 1994           $4,339,507    $8,048,324      $388,854    $46,899,355     $7,897,890
                                         ----------   -----------      --------    -----------     ----------
Increases in plan equity:
  Contributions                             397,587     1,247,900       127,916      4,594,075        672,227
  Dividends                                 129,522        40,507        31,863             --        253,220
  Interest                                    8,584        21,711         2,991      3,359,315         22,584

  Realized gain (loss) on
  investments (note 3)                      106,949       301,571            --             --        215,259
  Unrealized appreciation of
  investments                             1,056,790     2,752,180            --             --      2,087,260
  Loan activity, net                        (70,980)     (114,131)      (16,042)      (296,146)        (1,984)
                                         ----------   -----------      --------    -----------     ----------

                                          1,628,452     4,249,738       146,728      7,657,244      3,248,566
                                         ----------   -----------      --------    -----------     ----------
Decreases in plan equity:
 Benefits paid (note 4)                    (231,803)     (365,203)      (25,866)    (3,342,132)      (302,964)
 Transfers (to) from other
 employee benefit plans of
 Armstrong World Industries,
 Inc.                                        (9,970)      (34,962)       (1,150)       (43,507)        (6,126)
 Interfund transfers, net                    41,278      (582,080)       32,175      1,169,986       (330,319)
                                         ----------   -----------      --------    -----------     ----------
                                           (200,495)     (982,245)        5,159     (2,215,653)      (639,409)
                                         ----------   -----------      --------    -----------     ----------

Plan equity at September 30, 1995        $5,767,464   $11,315,817      $540,741    $52,340,946    $10,507,047
                                         ==========   ===========      ========    ===========    ===========
                                            "OTC"         Asset        Asset Mgr.    Asset Mgr.         Loan
                                        Portfolio Fd.  Manager Fund   Income Fund   Growth Fund    Portfolio Fund     Total
                                        -------------  ------------   -----------   -----------    --------------     -----
Plan equity at October 1, 1994               $451,130      $665,191      $ 79,890     $ 813,150        $1,899,989   $71,483,280
                                             --------      --------      --------     ---------        ----------   -----------

Increases in plan equity:
  Contributions                                95,414       119,337        20,887       150,368               --      7,425,711
  Dividends                                    16,793        25,002         3,593        22,899               --        523,399
  Interest                                      2,443         3,230           701         2,771               --      3,424,330

  Realized gain (loss) on
  investments (note 3)                         31,229        (6,672)         (215)      (17,965)               --       630,156
  Unrealized appreciation of
  investments                                 132,867        52,303         6,409        62,284                --     6,150,093
  Loan activity, net                            2,818        (7,583)           (5)        3,381           500,672            --
                                             --------      --------      --------     ---------        ----------   -----------

                                              281,564       185,617        31,370       223,738           500,672    18,153,689
                                             --------      --------      --------     ---------        ----------   -----------

Decreases in plan equity:
 Benefits paid (note 4)                        (7,317)      (20,156)           --       (23,665)              --     (4,319,106)

 Transfers (to) from other
 employee benefit plans of
 Armstrong World Industries,
 Inc.                                          (3,480)           --            --            --           (19,181)     (118,376)

 Interfund transfers, net                     (64,243)       20,108        (7,413)     (279,492)               --            --
                                             --------      --------      --------     ---------        ----------   -----------

                                              (75,040)          (48)       (7,413)     (303,157)          (19,181)   (4,437,482)
                                             --------      --------      --------     ---------        ----------   -----------
Plan equity at September 30, 1995            $657,654      $850,760      $103,847      $733,731        $2,381,480   $85,199,487
                                             ========      ========      ========     =========        ==========   ===========

See accompanying notes to financial statements.
                                                                     (Continued)

               RETIREMENT SAVINGS PLAN FOR HOURLY-PAID EMPLOYEES
                      OF ARMSTRONG WORLD INDUSTRIES, INC.
                Statements of Changes in Plan Equity, Continued


                                      1994

                                Commingled      Specialized       Money         Fixed Income     Armstrong
                                Equity Fund     Equity Fund     Market Fund         Fund        Stock Fund
                                ----------      -----------     -----------     -----------     -----------
Plan equity at
October 1, 1993                 $4,608,160      $6,627,445      $346,871        $43,948,437     $ 7,788,330
                                ----------      -----------     --------        -----------     -----------

Increases in plan equity:
 Contributions                     383,985       1,144,906        99,580          4,053,152         675,730
 Dividends                         165,531         706,720        16,055                 --         222,608
 Interest                            7,280          18,246         3,130          3,314,709          15,090

 Realized gain(loss) on
 investments (note 3)              179,572          41,311            --                 --         438,241
 Loan activity, net                (60,846)        (77,982)      (11,591)          (124,939)        (62,210)
                                ----------      ----------      --------        -----------     -----------

                                   675,522       1,833,201       107,174          7,242,922       1,289,459
                                ----------      ----------      --------        -----------     -----------

Decreases in plan equity:
 Unrealized depreciation of
 investments                      (194,915)       (851,126)           --                 --         (90,070)

 Benefits paid (note 4)           (361,954)       (206,174)      (23,618)        (3,156,290)       (294,971)
 Transfers (to) from other
 employee benefit plans of
 Armstrong World Industries,
 Inc.                               (7,221)         (6,518)          (21)            11,772         (25,274)
 Interfund transfers, net         (380,085)        651,496       (41,552)        (1,147,486)       (769,584)
                                ----------      ----------      --------        -----------     -----------

                                  (944,175)       (412,322)      (65,191)        (4,292,004)     (1,179,899)
                                ----------      ----------      --------        -----------     -----------

 Plan equity at
 September 30, 1994             $4,339,507      $8,048,324      $388,854        $46,899,355     $ 7,897,890
                                ==========      ==========      ========        ===========     ===========


                                    "OTC"           Asset        Asset Mgr.      Asset Mgr.          Loan
                                Portfolio Fd.   Manager Fund    Income Fund     Growth Fund     Portfolio Fund      Total
                                -------------   ------------    -----------     -----------     --------------      -----
Plan equity at
October 1, 1993                   $134,271        $    190      $     --           $     97         $1,539,245   $64,993,046
                                  --------        --------      --------           --------         ----------   -----------

Increases in plan equity:
 Contributions                      87,560          73,860        13,085            104,853                 --     6,636,711
 Dividends                          11,999          32,291         3,137             14,234                 --     1,172,575
 Interest                            1,412           1,530           363              1,727                 --     3,363,487

 Realized gain(loss) on
 investments (note 3)               (3,025)         (5,237)         (593)            (4,889)                --       645,380
 Loan activity, net                 (4,979)        (26,984)      (13,265)            (8,847)           391,643            --
                                  --------        --------      --------           --------         ----------   -----------

                                    92,967          75,460         2,727            107,078            391,643    11,818,153
                                  --------        --------      --------           --------         ----------   -----------

Decreases in plan equity:
 Unrealized depreciation of
 investments                       (11,375)        (30,988)       (2,941)           (16,454)                --    (1,197,869)

 Benefits paid (note 4)             (1,171)         (4,777)           --            (22,934)                --    (4,071,889)
 Transfers (to) from other
 employee benefit plans of
 Armstrong World Industries,
 Inc.                                   --              --            --                 --            (30,899)      (58,161)
 Interfund transfers, net          236,438         625,306        80,104            745,363                 --            --
                                  --------        --------      --------           --------         ----------   -----------
                                   223,892         589,541        77,163            705,975            (30,899)   (5,327,919)
                                  --------        --------      --------           --------         ----------   -----------
 Plan equity at
 September 30, 1994               $451,130        $665,191      $ 79,890           $813,150         $1,899,989   $71,483,280
                                  ========        ========      ========           ========         ==========   ===========


See accompanying notes to financial statements.
                                                                     (Continued)

               RETIREMENT SAVINGS PLAN FOR HOURLY-PAID EMPLOYEES
                      OF ARMSTRONG WORLD INDUSTRIES, INC.
                Statements of Changes in Plan Equity, Continued


                                      1993

                                Commingled      Specialized       Money         Fixed Income     Armstrong
                                Equity Fund     Equity Fund     Market Fund         Fund        Stock Fund
                                ----------      -----------     -----------     -----------     -----------
Plan equity at October 1, 1992  $4,386,260      $4,477,432      $294,327        $39,221,724     $5,092,760
                                ----------      ----------      --------        -----------     ----------

Increases in plan equity:
  Contributions                    432,882         796,749        81,475          4,030,031        702,836
  Dividends                        142,358         617,693        10,820                 --        214,445
  Interest                           7,356          11,427         3,128          3,318,955         13,284

  Realized gain(loss) on
   investments (note 3)            158,379          48,725            --                 --         (1,959)
  Unrealized appreciation
   (depreciation) of
    investments                    224,275         814,731            --                 --      2,214,920
  Loan activity, net               (79,125)        (92,389)      (16,984)          (236,907)       (22,946)
                                ----------      ----------      --------        -----------     ----------

                                   886,125       2,196,936        78,439          7,112,079      3,120,580
                                ----------      ----------      --------        -----------     ----------


Decreases in plan equity:
  Benefits paid (note 4)          (308,376)       (107,764)      (40,716)        (2,749,830)      (216,767)
  Transfers (to) from other
   employee benefit plans
   of Armstrong World
   Industries, Inc.                 (1,181)         (3,817)           --            (13,784)       (10,008)
  Interfund transfers, net        (354,668)         64,658        14,821            378,248       (198,235)
                                ----------      ----------      --------        -----------     ----------

                                  (664,225)        (46,923)      (25,895)        (2,385,366)      (425,010)
                                ----------      ----------      --------        -----------     ----------

Plan equity at
 September 30, 1993             $4,608,160      $6,627,445      $346,871        $43,948,437     $7,788,330
                                ==========      ==========      ========        ===========     ==========

                                    "OTC"           Asset        Asset Mgr.          Loan
                                Portfolio Fd.   Manager Fund    Growth Fund     Portfolio Fund     Total
                                -------------   ------------    -----------     --------------  ------------
Plan equity at October 1, 1992       $     --      $      --      $      --         $1,103,257   $54,575,760
                                     --------      ---------      ---------         ----------   -----------

Increases in plan equity:
  Contributions                        29,497            190             97                 --     6,073,757
  Dividends                             9,814             --             --                 --       995,130
  Interest                                374             --             --                 --     3,354,524

  Realized gain(loss) on
   investments (note 3)                  (310)            --             --                 --       204,835
  Unrealized appreciation
   (depreciation) of
   investments                         (1,656)            --             --                 --     3,252,270
  Loan activity, net                    1,707             --             --            446,644            --
                                     --------      ---------     ----------         ----------   -----------

                                       39,426            190             97            446,644    13,880,516
                                     --------      ---------     ----------         ----------   -----------


Decreases in plan equity:
  Benefits paid (note 4)                 (331)            --             --                 --    (3,423,784)
  Transfers (to) from other
   employee benefit plans of
   Armstrong World
   Industries, Inc.                        --             --             --            (10,656)      (39,446)
  Interfund transfers, net             95,176             --             --                 --            --
                                     --------      ---------      ---------         ----------   -----------

                                       94,845             --             --            (10,656)   (3,463,230)
                                     --------      ---------      ---------         ----------   -----------

Plan equity at
 September 30, 1993                  $134,271           $190            $97         $1,539,245   $64,993,046
                                     ========      =========      =========         ==========   ===========

See accompanying notes to financial statements.

               RETIREMENT SAVINGS PLAN FOR HOURLY-PAID EMPLOYEES
                      OF ARMSTRONG WORLD INDUSTRIES, INC.

                         Notes to Financial Statements

       (1)  Summary of Significant Accounting Policies
            ------------------------------------------

            (a)  Basis of Presentation

                 The accompanying financial statements have been prepared on the accrual basis.

            (b)  Investments in Master Trust
                 ---------------------------

                 The fair value of the commingled equity, specialized equity, over-the-counter portfolio, and Asset Manager funds is based on the underlying market value of the investments. The money market fund is stated at cost which approximates fair value. The fixed income fund is stated at the value of the underlying investment contracts which represents contributions plus interest at the contract rate, less benefits paid. The value of the Armstrong stock fund is based on quoted market price. The value of the loan portfolio fund represents the unpaid principal of employee loans.

                 Securities transactions are recognized on the settlement date (the date on which payment for a buy or sell order is made or received), since adjustment to a trade-date basis would not be material. Dividend income is recorded on the ex-dividend date.

                 Realized gains and losses on investments are determined by the average cost method.

            (c)  Expenses
                 ---------

                 All legal, accounting and administrative expenses associated with Plan operations are paid by the Company.

       (2)  Plan Description
            ----------------

            Armstrong World Industries, Inc. (the Company) has adopted the Retirement Savings Plan for Hourly-Paid Employees of Armstrong World Industries, Inc. (the Plan). The Plan is a defined contribution plan established for the purpose of providing to eligible hourly-paid employees a means for long-term savings intended for the accumulation of retirement income in addition to that provided under other retirement plans maintained for the benefit of employees.

            During the Plan year ended September 30, 1993, four investment options were added to the Plan. Effective January 1, 1993, an over-the-counter portfolio mutual fund was made available for participant investment and, effective September 1, 1993, three Asset Manager mutual funds became investment options.

            Participants may elect to make contributions to the Plan in each of the following methods:

            1. Up to 15% of their before-tax compensation, as deferred compensation as permitted under Section 401(k) of the Internal Revenue Code.

            2. Up to 10% of their after-tax compensation.

            Separate accounts are maintained for contributions made by or on behalf of a participant. The accounts in each fund reflect the participants' contributions together with dividends, interest, other income, and realized and unrealized gains and losses allocated thereon.

            Participants have an immediate 100 percent vested interest with respect to their contributions and are fully vested with regard to any previously made matching company contributions.

               RETIREMENT SAVINGS PLAN FOR HOURLY-PAID EMPLOYEES
                      OF ARMSTRONG WORLD INDUSTRIES, INC.

                   Notes to Financial Statements, (Continued)

       (3)  Investments in Master Trust
            ---------------------------

            Assets are held in a Master Trust administered by Fidelity Management Trust Co., as Trustee, and are segregated into nine investment options: a commingled equity mutual fund (Fidelity U.S. Equity Index Portfolio), a specialized equity mutual fund (Fidelity Magellan), a money market mutual fund (Fidelity Return Money Market Portfolio), three Asset Manager mutual funds, an over-the-counter mutual fund (OTC Portfolio Fund), a fixed income fund, and an Armstrong stock fund. The Plan utilizes the Trustee and associated investment managers to direct investment activity. The Plan participates in all nine investment alternatives.

       The following is a description of the investment funds to which Plan participants can elect to allocate their contributions.

       1. Commingled Equity Fund - This fund is principally a portfolio of common stocks constructed and maintained with the objective of providing investment results which approximate the overall performance of the common stocks included in the Standard & Poor's Composite Index of 500 stocks. At September 30, 1995, there were 462 active participants in this investment fund.

       2. Specialized Equity Fund - This fund invests in common stocks of companies having substantial growth prospects as determined by independent investment managers. At September 30, 1995, there were 874 active participants in this investment fund.

       3. Money Market Fund - This fund invests in short-term (less than one year maturity) fixed income instruments such as U.S. Treasury Bills, bank certificates of deposit, and high grade commercial paper. At September 30, 1995, there were 145 active participants in this investment fund.

       4. Fixed Income Fund - Contributions to this fund are invested in the general accounts of insurance companies and are credited at contracted interest rates. At September 30, 1995, the interest rates ranged between 5.69% and 9.00%. Invested principal and accumulated interest amounts are guaranteed against loss by the insurance company. At September 30, 1995, there were 2,612 active participants in this investment fund.

       5. Armstrong Stock Fund - Amounts invested in this fund, along with dividend earnings thereon, are invested in Armstrong common stock. At September 30, 1995, there were 1,686 active participants in this investment fund. Common stock shares held by the fund at September 30, 1995 and 1994 were 189,316 and 182,060, respectively.

       6. OTC Portfolio Fund - This fund invests in securities traded in the over-the-counter securities market with the objective of maximizing capital appreciation. Over-the-counter securities include common and preferred stocks, securities convertible into common stock, warrants, and debt instruments. At September 30, 1995, there were 109 active participants in this investment fund.

       7. Asset Manager Fund - An asset allocation fund which invests in a portfolio of stocks, bonds, and short-term instruments. The fund has a balanced investment strategy with a goal of high total return with reduced risk over the long term. At September 30, 1995, there were 96 active participants in this investment fund.

       8. Asset Manager Income Fund - An asset allocation fund which invests in a diversified portfolio of stocks, bonds, and short-term instruments. The fund has a conservative investment strategy focusing on bonds and short-term instruments to achieve a high level of current income and capital preservation. At September 30, 1995, there were 19 active participants in this investment fund.

       9. Asset Manager Growth Fund - An asset allocation fund invested in a diversified mix of stocks, bonds, and short-term instruments. The fund's investment strategy is an aggressive one emphasizing stocks with the goal of maximum total return over the long term. At September 30, 1995, there were 122 active participants in this investment fund.

               RETIREMENT SAVINGS PLAN FOR HOURLY-PAID EMPLOYEES
                      OF ARMSTRONG WORLD INDUSTRIES, INC.

                   Notes to Financial Statements, (Continued)



10. Loan Portfolio Fund - The amount in this fund represents the unpaid principal balances of loans made by Plan participants in accordance with established loan provision guidelines. At September 30, 1995, there were 628 loans outstanding.

The following table presents the cost and fair values of the investments in securities of the Master Trust at September 30, 1995 and 1994:

                              September 30, 1995        September 30, 1994
                              ------------------        ------------------
      Investment               Cost   Fair Value         Cost   Fair Value
      ----------               ----   ----------         ----   ----------
Commingled equity       $ 3,842,761  $ 5,767,464  $ 3,471,594  $ 4,339,507
Specialized equity        8,136,472   11,315,817    7,621,159    8,048,324
Money market                540,741      540,741      388,854      388,854
Fixed income             52,340,946   52,340,946   46,899,355   46,899,355
Armstrong stock           6,940,090   10,507,047    6,418,193    7,897,890
OTC portfolio               537,818      657,654      464,161      451,130
Asset manager               829,445      850,760      696,179      665,191
Asset manager income        100,379      103,847       82,831       79,890
Asset manager growth        687,901      733,731      829,604      813,150
Loan portfolio            2,381,480    2,381,480    1,899,989    1,899,989
                        -----------  -----------  -----------  -----------
                        $76,338,033  $85,199,487  $68,771,919  $71,483,280
                        ===========  ===========  ===========  ===========

The amounts of realized gain (loss) on investments in securities of the Master Trust for the years ended September 30, 1995, 1994, and 1993 are presented below:

                          Aggregate    Aggregate      Realized
         1995             ---------    ---------      --------
         ----              Proceeds         Cost   Gain (Loss)
                           --------    ---------   -----------
Commingled equity        $  472,019   $  365,070     $106,949
Specialized equity        5,448,317    5,146,746      301,571
Armstrong stock             826,591      611,332      215,259
OTC portfolio               246,546      215,317       31,229
Asset manager               176,640      183,312       (6,672)
Asset manager income         24,947       25,162         (215)
Asset manager growth        391,525      409,490      (17,965)
                         ----------   ----------     --------
                         $7,586,585   $6,956,429     $630,156
                         ==========   ==========     ========
      1994
      ----
Commingled equity        $  878,672   $  699,100     $179,572
Specialized equity        2,458,673    2,417,362       41,311
Armstrong stock           1,401,041      962,800      438,241
OTC portfolio                44,812       47,837       (3,025)
Asset manager                89,701       94,938       (5,237)
Asset manager income         15,000       15,593         (593)
Asset manager growth        142,652      147,541       (4,889)
                         ----------   ----------     --------
                         $5,030,551   $4,385,171     $645,380
                         ==========   ==========     ========

               RETIREMENT SAVINGS PLAN FOR HOURLY-PAID EMPLOYEES
                      OF ARMSTRONG WORLD INDUSTRIES, INC.

                   Notes to Financial Statements, (Continued)

        1993          Aggregate   Aggregate    Realized
        ----          ---------   ---------    --------
                       Proceeds      Cost     Gain (Loss)
                       --------      ----     -----------
Commingled equity       $813,795    $655,416    $158,379
Specialized equity     2,026,637   1,977,912      48,725
Armstrong stock          577,975     579,934      (1,959)
OTC portfolio             74,147      74,457        (310)
                      ----------  ----------    --------
                      $3,492,554  $3,287,719    $204,835
                      ==========  ==========    ========

(4)  Benefits
     --------

            Under terms of the Plan, a participant (or a beneficiary) is eligible for benefits upon retirement, termination of employment, or death before retirement. Disbursement of the total amount credited to a participant's account is payable (i) in a lump sum or (ii) in the case of retirement, in such other manner as requested by the participant and approved by the Plan Administrator. In addition, a participant may elect to withdraw all or any part of his account attributable to his contributions.

            If the amount of a withdrawal exceeds the amount of contributions made by the participant and not previously withdrawn, the participant shall be ineligible to make contributions for a specified period, except that a participant may elect to withdraw all or any portion of his account attributable to tax deductible contributions.

            Under the rules of the Plan, the participant may borrow up to 90 percent of his account, other than amounts attributable to tax deductible contributions or amounts invested in the Armstrong Stock Fund, with the approval of the Plan Administrator. The amount of the loan is transferred to a Loan Reserve pledged as security for the loan and is evidenced by a promissory note payable to the Plan. Interest rates are determined periodically by the Retirement Savings Plan Committee in accordance with prevailing interest rates. The loans are reflected in the Loan Portfolio investment fund. Loan repayments are made by payroll deductions or in a manner agreed to by the employee and the Plan Administrator.

(5)  Obligation for Benefits
     -----------------------

            All the funds of the Plan are held by investing institutions appointed by the Company under a trust agreement or investment contract. Benefits under the Plan are payable only out of these funds. The Company has no legal obligation to make any direct payment of benefits accrued under the Plan.

            Except as may be provided in an investment contract, neither the Company nor any investing institution guarantees the funds of the Plan against any loss or depreciation or guarantees the payment of any benefit hereunder. Although the Company has not expressed any intent to terminate the Plan, it may do so at any time. In case of termination or partial termination, the total amount in each employee's account will be distributed as the Plan Administrator directs.

(6)  Federal Income Taxes
     --------------------

            By a letter dated February 13, 1996, the Internal Revenue Service has determined and informed the Company that the Plan qualifies under the applicable provisions of the Internal Revenue Code and is therefore exempt from federal income taxes.

                         Independent Auditors' Report
                         ----------------------------



The Retirement Committee
Armstrong World Industries, Inc.:


We have audited the accompanying statements of net assets of the Retirement Savings Plan for Hourly-Paid Employees of Armstrong World Industries, Inc. as of September 30, 1995 and 1994 and the related statements of changes in plan equity for each of the years in the three-year period ended September 30, 1995. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Retirement Savings Plan for Hourly-Paid Employees of Armstrong World Industries, Inc. as of September 30, 1995 and 1994 and the changes in its plan equity for each of the years in the three-year period ended September 30, 1995, in conformity with generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The fund information in the statements of net assets and the statements of changes in plan equity is presented for purposes of additional analysis rather than to present the net assets and changes in plan equity of each fund. The fund information has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

                                                  KPMG PEAT MARWICK LLP



Philadelphia, Pennsylvania
February 26, 1996

                                 EXHIBIT INDEX


24  Consent of Independent Auditors

                        Consent of Independent Auditors
                        -------------------------------


The Retirement Committee
Armstrong World Industries, Inc.:


We consent to incorporation by reference in the Registration Statement No. 33-18997 on Form S-8 of Armstrong World Industries, Inc. of our report dated February 26, 1996, relating to the statements of net assets of the Retirement Savings Plan for Hourly-Paid Employees of Armstrong World Industries, Inc. as of September 30, 1995 and 1994 and the related statements of changes in plan equity for each of the years in the three-year period ended September 30, 1995, which report is included herein.

                                             KPMG PEAT MARWICK LLP



Philadelphia, Pennsylvania
March 21, 1996